                                                                     EXHIBIT 11


                                 FURON COMPANY

                      Computation of Net Income Per Share

                                                         Three months ended
                                                  --------------------------------
                                                    May 4,              April 29,
                                                     1996                 1995
- ----------------------------------------------------------------------------------
 PRIMARY INCOME PER SHARE

       Earnings:

          Net income                              $4,558,000            $3,355,000
                                                  ==========            ==========
       Shares:

          Weighted average number of
          common shares outstanding                8,862,000             8,831,000

          Shares issuable from
          assumed exercise of stock
          options                                    218,000               251,000
                                                  ----------            ----------

          Average shares as adjusted               9,080,000             9,082,000
                                                  ==========            ==========

 Primary income per share                         $     0.50            $     0.37
                                                  ==========            ==========

 FULLY DILUTED INCOME PER SHARE

       Earnings:

          Net income                              $4,558,000            $3,355,000
                                                  ==========            ==========
       Shares:

          Weighted average number of
          common shares outstanding                8,862,000             8,831,000

          Shares issuable from
          assumed exercise of stock
          options                                    252,000               251,000
                                                  ----------            ----------

          Average shares as adjusted
          for full dilution                        9,114,000             9,082,000
                                                 ===========            ==========

 Fully diluted income per share                  $      0.50            $     0.37
                                                 ===========            ==========





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